EXECUTION COPY

AMENDMENT AGREEMENT dated as of February 11, 2010 (this “Amendment”), to the Revolving Credit Agreement dated as of October 14, 2005 (as heretofore amended, the “Existing Credit Agreement”), among LEGG MASON, INC., a Maryland corporation (the “Borrower”), the LENDERS party thereto (the “Lenders”) and CITIBANK, N.A., as Administrative Agent.

WHEREAS, the Borrower has requested an amendment and restatement of the Existing Credit Agreement that will extend the expiration of the Commitments and the maturity date of the Loans and effect certain other amendments, as set forth herein;

WHEREAS, the Lenders are willing to agree to this Amendment, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders party hereto (including, if applicable, in their capacities as Issuing Lenders) hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not otherwise defined in this Amendment (including in the preliminary statements hereto) have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context may require.

SECTION 2.  Amendment and Restatement.  1)Effective as of the Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended and restated to be in the form of Exhibit A attached hereto (the Existing Credit Agreement, as so amended and restated, being referred to herein as the “Restated Credit Agreement”).

(b)  Effective as of the Amendment Effective Date, Schedule I to the Existing Credit Agreement is hereby amended and restated in the form and substance of Schedule I attached hereto.

(c)  Except as expressly set forth herein or therein, all Schedules, Exhibits and Annexes referred to in the Restated Credit Agreement shall be deemed to refer to the corresponding Schedules, Exhibits and Annexes to the Existing Credit Agreement.

(d)  Each Lender hereby agrees that on and after the Amendment Effective Date the terms and conditions of its Commitments and Loans shall be as set forth in the Restated Credit Agreement and such Commitments and Loans shall continue to be in effect and outstanding under the Restated Credit Agreement.

SECTION 3.  Concerning Assignments and Assumptions.  Each of the parties hereto hereby (a) agrees that all sales, assignments, purchases and assumptions of Commitments and Loans in connection with the effectiveness of this Amendment shall be effected pursuant to a Global Assignment and Assumption, substantially in the form of Exhibit B hereto, (b) approves and accepts such sales, assignments, purchases and assumptions, to the extent its approval or acceptance is required by Section 8.06(b) of the

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Existing Credit Agreement and (c) agrees and acknowledges that notwithstanding anything to the contrary in the Existing Credit Agreement, such sales, assignments, purchases and assumptions shall be deemed to have been made in all respects in compliance with Section 8.06 of the Existing Credit Agreement.  Each Eurodollar Revolving Loan outstanding on the Amendment Effective Date after giving effect to such sales, assignments, purchases and assumptions shall automatically convert to a Base Rate Loan, without any notice or other action by any of the parties hereto.

SECTION 4.  Concerning Break Funding Payments.  The Borrower hereby agrees to reimburse, as provided in Section 2.17 of the Existing Credit Agreement, each Lender having outstanding Eurodollar Rate Loans on the Amendment Effective Date immediately prior to the consummation of the sales, assignments, purchases and assumptions of Commitments and Loans contemplated by Section 3 hereof, to the same extent as if the Borrower shall have made a prepayment of all such Eurodollar Rate Loans of such Lender on the Amendment Effective Date.

SECTION 5.  Concerning Letters of Credit.  Each Issuing Lender and each of the other parties hereto hereby agrees that any Letters of Credit issued pursuant to the Existing Credit Agreement shall, as of the Amendment Effective Date, constitute “Letters of Credit” under, and be subject to the terms and conditions set forth in, the Restated Credit Agreement.

SECTION 6.  Concerning Applicable Margin.  The changes to the  definition of the term “Applicable Margin” in Section 1.01 of the Restated Credit Agreement effected pursuant to this Amendment shall apply and be effective on and after the Amendment Effective Date.  The definition of the term “Applicable Margin” in Section 1.01 of the Existing Credit Agreement shall apply and be effective for the period ending on, but excluding, the Amendment Effective Date.

SECTION 7.  Representations and Warranties.  The Borrower hereby represents and warrants to each other party hereto that, as of the Amendment Effective Date:

(a)  the execution, delivery and performance of this Amendment and the Restated Credit Agreement are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action;

(b)  this Amendment has been duly executed and delivered by the Borrower and each of this Amendment and the Restated Credit Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)  no Default or Event of Default has occurred and is continuing; and

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(d)  the representations and warranties contained in the Restated Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date.

SECTION 8.  Effectiveness of this Amendment.  This Amendment shall become effective as of the first date on or prior to February 11, 2010 (such date being referred to as the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)  the Administrative Agent (or its counsel) shall have received from the Borrower, the Administrative Agent and each Lender holding Commitments (after giving effect to all assignments of Commitments pursuant to Section 8.06 of the Existing Credit Agreement effective on or prior to the Amendment Effective Date) either a counterpart of this Amendment signed by or on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b)  the Administrative Agent shall have received favorable written opinions (dated the Amendment Effective Date and addressed to the Administrative Agent and each Lender) of (i) Shearman & Sterling LLP, special New York counsel for the Borrower, and (ii) Thomas C. Merchant, internal counsel for the Borrower, in substantially the forms of Exhibits D-2 and D-1, respectively, to the Existing Credit Agreement, but with respect to this Amendment and the Restated Credit Agreement, and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(c)  the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of this Amendment and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(d)  the Administrative Agent shall have received a certificate of the Chief Financial Officer or the Treasurer of the Borrower certifying that (i) the representations and warranties contained in Section 4.01 of the Restated Credit Agreement are true and correct in all material respects on and as of such date as though made on and as of such date and (ii) no event has occurred and is continuing on and as of such date which constitutes a Default or an Event of Default;

(e)  the Borrower shall have prepaid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section shall prepay in full, the principal of and interest on all loans and all fees and other amounts accrued or owing under the Term Loan Agreement dated as of October 14, 2005, as heretofore amended (the “Term Loan Agreement”), among

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the Borrower, the lenders party thereto and Citibank, N.A., as the administrative agent, and the Term Loan Agreement shall be terminated, and the Administrative Agent shall have received evidence reasonably satisfactory to it of the foregoing;

(f)  Citigroup Global Markets Inc. and the Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Amendment Effective Date pursuant to any Loan Document or any letter agreements entered into by them and the Borrower in connection with the transactions contemplated hereby, including reimbursement of reasonable out-of-pocket costs and expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower;

(g)  the Administrative Agent shall have received, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel), a fee based on the Commitment of such Lender as of the Amendment Effective Date, in the amount previously communicated to such Lender in connection with the arrangement of this Amendment;

(h)  the Borrower shall have paid to the Administrative Agent, for the account of each Lender entitled thereto, all accrued and unpaid interest on all outstanding Loans under the Existing Credit Agreement and all accrued and unpaid fees (including facility fees and letter of credit fees) under the Existing Credit Agreement, in each case to but excluding the Amendment Effective Date, and all other amounts due and payable to such Lender under the Existing Credit Agreement on or prior to the Amendment Effective Date; and

(i)  the Borrower shall have paid to the Administrative Agent, for the account of each Lender entitled thereto, all amounts required to be paid by it pursuant to Section 4 hereof, to the extent invoiced.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 9.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Lender or any Issuing Lender under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall constitute a Loan Document.  On and after the Amendment Effective

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Date, any reference to the Existing Credit Agreement in any Loan Document shall mean the Existing Credit Agreement as amended and restated hereby.

SECTION 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Amendment.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 12.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

SECTION 13.  Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

LEGG MASON, INC.,
By:	/s/ Charles J. Daley, Jr.

Name: Charles J. Daley, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

CITIBANK, N.A., as Lender and as Administrative Agent,
By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Authorized Signatory

Lender:  BANK OF AMERICA, N.A.

By /s/ Hichem Kerma

Name: Hichem Kerma
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By /s/ Cara Gentile

Name: Cara Gentile
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Lender

By /s/ James H. Reichert

Name: James H. Reichert
Title: Vice President

Lender:  DEUTSCHE BANK AG NEW YORK BRANCH

By /s/ John McGill

Name: John McGill
Title: Director

By /s/ Michael Campites

Name: Michael Campites
Title: Vice President

Lender:  HSBC Bank USA, National Association

By /s/ Paul Silvester

Name: Paul Silvester
Title: Managing Director

Lender:  JPMorgan Chase Bank N.A.

By /s/ Sergey Sherman

Name: Sergey Sherman
Title: Vice President

Lender:  The Bank of New York Mellon

By /s/ Michael Pensari

Name: Michael Pensari
Title: VP

Lender:  M&T Bank

By /s/ Lynn S. Maniky

Name: Lynn S. Maniky
Title: Vice President

Wells Fargo Bank, N.A.

By /s/ David J. Bendel

Name: David J. Bendel
Title: Vice President

Schedule I

Lenders and Commitments

Lender	Commitment
Citibank, N.A.	$ 117,500,000.00
Bank of America, N.A.	$ 67,500,000.00
PNC Bank, National Association	$ 67,500,000.00
State Street Bank and Trust Company	$ 67,500,000.00
Deutsche Bank AG New York Branch	$ 42,500,000.00
HSBC Bank USA, National Association	$ 42,500,000.00
JPMorgan Chase Bank, N.A.	$ 42,500,000.00
The Bank of New York Mellon	$ 17,500,000.00
Manufacturers & Traders Trust Co.	$ 17,500,000.00
Wells Fargo Bank, National Association	$ 17,500,000.00
Total	$ 500,000,000.00